Exhibit 99.1

Commerce Union Bancshares, Inc. Holds Annual Meeting of Shareholders

Plans to Open Branch in Green Hills

BRENTWOOD, Tenn.--(BUSINESS WIRE)--June 3, 2016--Commerce Union Bancshares, Inc. (NASDAQ: CUBN) announced that its shareholders elected three directors and approved Maggart & Associates, P.C. as the Company’s Certified Public Accountants for the year ending December 31, 2016.

In comments made at the meeting, Ron DeBerry, Chairman of Commerce Union Bancshares, Inc., stated, “Commerce Union and Reliant Bank reported record results for 2015 and for the first quarter of 2016. We are on track for another record year in 2016 based on our existing loan pipeline and the robust economy in Nashville and middle Tennessee.

“Commerce Union Bank and Reliant Bank were merged on April 1, 2015. Since that time, our stock was listed on NASDAQ, we completed our conversion to a single core processor and integrated our operations to be more efficient. We also declared our first cash dividend at year-end 2015 for our merged entities. With our stock’s listing on NASDAQ, we’ve improved our trading volume and our stock has outperformed the NASDAQ Composite Index. We remain very positive about Commerce Union and Reliant Bank’s future growth opportunities,” continued DeBerry.

DeVan Ard, President and Chief Executive Officer of Reliant Bank and President of Commerce Union Bancshares, Inc., stated, “Our plans for 2016 include opening a new full-service branch in the fast growing Green Hills market in Nashville. We have already received branch approval from the Federal Reserve and the State of Tennessee and are currently renovating the site. We expect to open the new branch in the fourth quarter.

“We believe we have excellent organic growth opportunities with our existing operations. We remain focused on expanding our customer relationships, adding new bankers to develop key markets and refocusing our mortgage operations in middle Tennessee. Our goals for 2016 include continued loan growth that maintains our asset quality and diversifies our portfolio, maintaining our strong net interest margin and diversifying our non-interest income sources. We remain very positive about our opportunities to build shareholder value as we execute our growth plans,” concluded Ard.

At the meeting, shareholders elected the following Class II directors to serve for a three-year term:

  Homayoun Aminmadani – Chairman and CEO of MRCO, LLC
  John Lewis Bourne – Agriculturist
  Don Richard Sloan – Independent Pharmacist, Owner and Operator of South Side Drug Company

About Commerce Union Bancshares, Inc. and Reliant Bank

Commerce Union Bancshares, Inc. (NASDAQ: CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. For additional information, locations and hours of operation, please visit our websites found at www.commerceunionbank.com and www.reliantbank.com.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshares Inc.’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including those related to the combination of Commerce Union Bank and Reliant Bank following the merger. These and other risks and uncertainties are described in greater detail under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

CONTACT:
Commerce Union Bancshares, Inc.
DeVan Ard, 615-221-2020
President, Commerce Union Bancshares, Inc.
President and Chief Executive Officer, Reliant Bank
or
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer, Commerce Union Bancshares, Inc.